Exhibit 99.1

Vision Sensing Acquisition Corp. Received Nasdaq Delisting Determination Letter and Intends to Appeal the Determination and Request a Stay Pending the Appeal Hearing

New York, NY — January 23, 2024 — Vision Sensing Acquisition Corp. (NASDAQ: VSACU, VSAC, VSACW) (the “Company” or “VSAC”), a special purpose acquisition company, announced today that it received a staff determination letter (the “Letter”), on January 17, 2024, from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company of the determination from the Nasdaq Staff (the “Staff”) to delist the Company’s securities from The Nasdaq Stock Market, because, as of December 26, 2023, the Company had not regained compliance with the requirement set forth Listing Rule 5450(b)(2)(A) that requires the market value of the Company’s listed securities to be $50,000,000 or more.

The Letter also states that since the Company has not yet filed its Form 10-Q for the period ended September 30, 2023 (the “Filing”), it no longer complies with Listing Rule 5250(c)(1) for continued listing. Accordingly, this matter serves as a separate and additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

In addition, the Letter states that on October 9, 2023, Staff notified the Company that is does not comply with the minimum 400 total holders requirement, as is required by Listing Rule 5450(a)(2). Furthermore, pursuant to Listing Rule 5810(c)(2)(A), Staff may not accept a plan to regain compliance from the Company as the Company is currently under review by an adjudicatory body. As such, this matter also serves as a separate and additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

Pursuant to the Letter, unless the Company requests an appeal of the Staff’s determination, trading of the Company’s ordinary shares will be suspended at the opening of business on January 26, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The letter states that the Company may appeal Staff’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. A request for a hearing regarding a delinquent filing will stay the suspension of the Company’s securities only for a period of 15 days from the date of the request. When the Company requests a hearing, it may also request a stay of the suspension, pending the hearing. On January 23, 2024, the Company requested a hearing to appeal the delisting determination and a stay of suspension, pending the hearing and submitted a mini-compliance plan to regain compliance with the Listing Rules, in support of said application.

The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in the filing.

About Vision Sensing Acquisition Corp.

Vision Sensing Acquisition Corp. (“VSAC”) is a Special Purpose Acquisition Company (“SPAC”) that has been established to focus on the acquisition of vision sensing technologies (“VST”) including hardware solutions (chips / modules / systems), related application software, artificial intelligence and other peripheral technologies that assist to integrate and/or supplement VST applications. For more information visit www.vision-sensing.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. the Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, risks and uncertainties described in reports and other public filings with the SEC by the Company, including the Company’s Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 24, 2023 and its most recent Forms 10-Q, as filed with the SEC on May 15, 2023 and August 28, 2023. These risk factors are not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. There may be additional risks that the Company does presently know, or that the Company currently believes are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Contacts

For Vision Sensing Acquisition Corp.:

George Peter Sobek, Chairman and CEO

georgesobek@hotmail.co.uk

SOURCE: Vision Sensing Acquisition Corp.